PROSPECTUS SUPPLEMENT NO. 2 FILED PURSUANT TO RULE 424(B)(3)
TO PROSPECTUS DATED SEPTEMBER 4, 2001 REGISTRATION NO. 333-62226

                 SCIENCE DYNAMICS CORPORATION

               3,813,903 shares of common shares


This prospectus supplement relates to the resale by the selling stockholders of up to 2,941,176 shares of common stock and 872,727 shares of common stock underlying warrants.

 This prospectus supplement should be read in conjunction with the prospectus dated September 4, 2001 and prospectus supplement
No. 1 dated October 11, 2001, which are to be delivered with this prospectus supplement.

 We have reduced the warrant exercise price of 150,000 warrants issued to the selling stockholders from $1.4339 per shares to $0.0538 per share.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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 The date of this Prospectus Supplement is January 8, 2002.